Exhibit 99.1

Contact: Gary J. Fuges, CFA ValueClick, Inc. 818-575-4677

VALUECLICK REPORTS RECORD FIRST QUARTER 2004
AND RAISES GUIDANCE FOR FULL YEAR 2004

Profitability Net of Non-Recurring Gain Exceeds Guidance

WESTLAKE VILLAGE, CA – April 27, 2004 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of media, technology and services across all major interactive marketing channels, today reported financial results for the first quarter ended March 31, 2004. Performance in the quarter exceeded the Company’s previously issued guidance for revenue, net income per share and EBITDA(1), on both a reported basis and net of the non-recurring $8.0 million gain associated with the Company’s sale of its ownership interest in ValueClick Japan.

For the quarter ended March 31, 2004, ValueClick reported revenue of $36.7 million, which was an increase of $17.2 million, or 89 percent, from revenue of $19.5 million for the first quarter of 2003. First quarter 2004 results include a full quarter of operations from Search123, Commission Junction and Hi-Speed Media, acquired in late May 2003, early December 2003 and late December 2003, respectively.

First quarter 2004 income before taxes and minority interest was $15.0 million compared to $1.6 million for the first quarter of 2003. Net income for the first quarter of 2004 was $13.4 million, or $0.16 per diluted common share, compared to net income of $1.2 million, or $0.02 per diluted common share, for the first quarter of 2003. First quarter 2004 net income before interest, taxes, depreciation, and amortization (EBITDA) was $16.9 million compared to $2.1 million for the first quarter of 2003.

First quarter 2004 financial results included a non-recurring $8.0 million, or $0.10 per fully diluted share, gain on the sale of the Company’s equity interest in ValueClick Japan, which closed on March 29, 2004. Excluding this non-recurring gain, ValueClick’s first quarter 2004 net income per fully diluted share and EBITDA exceeded the Company’s previously issued guidance.

The March 31, 2004 consolidated balance sheet remained strong with $230.5 million in cash, cash equivalents and marketable securities, $222.4 million in working capital and $292.5 million in total stockholders’ equity. Cash provided by operations for the first quarter of 2004 was approximately $10.3 million, and as of March 31, 2004 the cash, cash equivalents and marketable securities balance represented $2.92 per outstanding common share.

(1)  Please see the attached schedule entitled “Reconciliation of Net Income to EBITDA” for a reconciliation of EBITDA to net income, and a discussion of why the Company believes EBITDA is a useful non-GAAP financial measure to investors and how management uses EBITDA.

2004 Guidance

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

Based on its first quarter results and outlook for the remainder of 2004, ValueClick is raising its fiscal year 2004 guidance. Please note that previously issued guidance included a full year’s expected contribution from ValueClick Japan, while the Company’s new guidance does not include any contribution from ValueClick Japan after the first quarter of 2004.

For the second quarter of 2004, ValueClick anticipates revenue in the range of $35.0 million to $36.0 million, an approximate 77 percent increase in revenue from the second quarter of 2003. The Company expects diluted net income per share of approximately $0.06 in the second quarter of 2004. EBITDA for the second quarter of 2004 is expected to be in the range of $8.5 million to $9.5 million.

For fiscal year 2004, ValueClick is raising its guidance as follows:

New Guidance
	Previous Guidance	Excluding 1Q 2004 non-recurring Gain	Including 1Q 2004 non-recurring Gain

Revenue	$145 to $148 million	$147 to $150 million	$147 to $150 million

Diluted net income per share	$0.21 to $0.27	$0.26 to $0.29	$0.35 to $0.38

EBITDA	$36 to $38 million	$38 to $40 million	$46 to $48 million

“While we realized a significant non-recurring gain from the ValueClick Japan transaction, the performance of our ongoing operations exceeded our expectations,” said James Zarley, chairman and chief executive officer of ValueClick. “The momentum in our collective businesses enables us to raise our 2004 revenue guidance from its original level, in spite of removing Japan’s contribution from the remaining three quarters of 2004. We are off to a good start in 2004, and we are working hard to build upon our strong first quarter operating performance.”

First Quarter 2004 Conference Call Today

James Zarley, chairman and chief executive officer, and Sam Paisley, chief financial officer, will present an overview of the results and other factors affecting financial performance for the quarter during a webcast on April 27, 2004 at 1:30PM PT.  Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. An archive of the webcast will be available in the Investor Relations section of the Company’s website for seven days after the call. An archived audio replay will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic and (719) 457-0820 for international callers. The passcode is 407430.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

ValueClick Media (http://media.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing and Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and Web site publishers manage their online advertising and permission-based email campaigns.

AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 15, 2004, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three-month Periods Ended March 31,
	2004	2003
	(note 1) (Unaudited)
	(note 2)
Revenue	$36,709	$19,463
Cost of revenue	11,129	6,501
Gross profit	25,580	12,962
Operating expenses:
Sales and marketing	7,445	4,978
General and administrative	6,651	4,452
Product development	4,076	2,572
Stock-based compensation	238	97
Amortization of intangible assets	864	312
Total operating expenses	19,274	12,411
Income from operations	6,306	551
Interest income, net	696	1,039
Gain on sale of equity interest in Japan subsidiary	8,007	—
Income before taxes and minority interests	15,009	1,590
Provision for income taxes	1,691	385
Income before minority interest	13,318	1,205
Minority share of loss (income) of consolidated subsidiary	130	(19)
Net income	$13,448	$1,186

Basic net income per share	$0.17	$0.02

Weighted-average shares used in computing basic net income per share	78,412	75,267

Diluted net income per share	$0.16	$0.02

Weighted-average shares used in computing diluted net income per share	83,920	77,967

Note (1)  - The condensed consolidated statements of operations include the results of Search123, Commission Junction and Hi-Speed Media from the dates of acquisition (May 30, 2003, December 7, 2003 and December 18, 2003, respectively) in accordance with the purchase method of accounting.  Had these purchase transactions been completed as of January 1, 2003, on an unaudited pro forma GAAP basis revenues would have been $27.5 million and the net income would have been $0.9 million, or $0.01 per share for the three-month periods ended March 31, 2003.

These unaudited pro forma GAAP results are for information purposes only and not necessarily indicative of what the actual results would have been had the acquisitions occurred on January 1, 2003, and are not necessarily indicative of future results.

Note (2) – Net income and diluted net income per share would have been $5,441 and $0.06, respectively, after excluding the non-recurring gain on the sale of the Company’s interest in ValueClick Japan.

VALUECLICK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003

ASSETS

CURRENT ASSETS:
Cash, cash equivalents and marketable securities	$230,476	$220,120
Accounts receivable, net	20,177	21,942
Other current assets	2,827	3,654
Total current assets	253,480	245,716
Property and equipment, net	9,542	10,559
Goodwill and intangible assets, net	64,485	65,349
Other assets	1,339	1,475
TOTAL ASSETS	$328,846	$323,099

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$30,974	$31,907

Non-current liabilities	5,353	5,676
Minority interest in consolidated subsidiary	—	11,309

Total stockholders’ equity	292,519	274,207
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$328,846	$323,099

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three-month Periods Ended March 31,
	2004	2003

Cash Flows from operating activities:
Net income	$13,448	$1,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,428	1,569
Tax benefit from stock option exercises	1,692	—
Provision for bad debts	425	288
Stock-based compensation	238	97
Minority share of (loss) income of consolidated subsidiary	(130)	19
Change in deferred income taxes	(114)	(4)
Gain on sale of equity interest in Japan subsidiary	(8,007)	—
Changes in operating assets and liabilities	272	(94)
Net cash provided by operating activities	10,252	3,061

Cash flows from investing activities:
Purchase of marketable debt securities, net	(34,115)	(955)
Proceeds from the sale of marketable debt securities	—	8,700
Purchases of property and equipment	(1,999)	(852)
Purchases of intangible assets	—	(788)
Sale of equity interest in Japan subsidiary, net	2,351	—
Net cash (used in) provided by investing activities	(33,763)	6,105

Net cash provided by (used in) financing activities	2,798	(9,685)
Effect of currency translations	477	(366)
Net decrease in cash and cash equivalents	(20,236)	(885)

Cash and cash equivalents, beginning of period	36,642	27,066
Cash and cash equivalents, end of period	$16,406	$26,181

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA (note 1)
(Unaudited, in thousands)

	Three-month Periods Ended March 31,
	2004	2003
	(note 2)
Net income	$13,448	$1,186
Less interest income, net	(696)	(1,039)
Plus provision for income taxes	1,691	385
Plus amortization of intangible assets	864	312
Plus depreciation and leasehold amortization	1,564	1,257
EBITDA	$16,871	$2,101

Note (1) - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in this press release is a non-GAAP financial measure which represents net income excluding the effects of interest, income taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per share measures. The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

Note (2) - EBITDA would have been $8,864 after excluding the non-recurring gain on the sale of the Company’s interest in ValueClick Japan.